TERMINATION, NEW AGREEMENTS AND AMENDMENTS
        RELATING TO SELLING AGREEMENTS FOR PIMCO VARIABLE INSURANCE TRUST

     THIS TERMINATION, AGREEMENT AND AMENDMENT made this 16th day of November, 2010, and effective as of the Effective Date (as defined below), by and among Allianz Global Investors Distributors LLC ("AGID"), PIMCO Investments LLC ("PI"), CUNA Brokerage Services, Inc. (the "Intermediary"), and CUNA Mutual Insurance Society (the "Insurance Company").

     WHEREAS, AGID has served as the principal underwriter for PIMCO Variable Insurance Trust (the "Fund") and its several series of shares (each a "Portfolio") pursuant to a Distribution Contract with the Fund;

     WHEREAS, AGID, the Fund and the Insurance Company have entered into a Participation Agreement, as amended (or amended and restated) through the date hereof (the "Participation Agreement"), pursuant to which AGID has made available for purchase by the Insurance Company, on behalf of segregated asset accounts of the Insurance Company, shares of the Portfolios and performed various other functions;

     WHEREAS, AGID and the Insurance Company have separately entered into one or more Selling Agreements or similar agreements (each an "AGID Selling Agreement") relating to the Participation Agreement, pursuant to which the Insurance Company has provided distribution, shareholder servicing, processing of transactions, administrative, recordkeeping and/or other services for some or all of the Portfolios and one or more of their classes of shares (each a "Class");

     WHEREAS, as of the date of this Termination, Agreement and Amendment first written above, PI either will in the future replace or has already replaced AGID as the principal underwriter for the Fund by entering into a distribution agreement with the Fund that will take effect (or previously took effect) immediately following the termination of the existing Distribution Contract between AGID and the Fund (the "Effective Date of Change of Fund Distributor" as used herein shall mean the date as of which such distribution agreement between PI and the Fund takes or took effect, and "Effective Date" as used herein shall mean the date that is the later of (i) the date of this Termination, Agreement and Amendment first written above and (ii) the Effective Date of Change of Fund Distributor);

     WHEREAS, as of the Effective Date, the Intermediary (in place of the Insurance Company) will provide distribution, shareholder servicing, processing of transactions, administrative, recordkeeping and/or other services for some or all of the Portfolios and one or more of their Classes of shares;

     WHEREAS, AGID, PI, the Insurance Company and the Intermediary wish to enter into this Termination, Agreement and Amendment for the purposes of (i) terminating each AGID Selling Agreement and simultaneously establishing and entering into new agreements (each a "PI Selling Agreement") between PI and Intermediary, each upon the same terms and conditions (except as provided herein) specified in the corresponding AGID Selling Agreement, except that PI will be party to each such Agreement in place of AGID and the Intermediary will be party to each such Agreement in place of the Insurance Company, and (ii) making certain amendments to the PI Selling Agreements to include additional provisions not included in the current AGID Selling Agreements.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, AGID, PI, the Insurance Company and the Intermediary hereby agree as follows:

I.   TERMINATION OF AGID SELLING AGREEMENTS

     A. Each AGID Selling Agreement is hereby terminated with effect as of the Effective Date. By their signatures below, AGID and the Insurance Company hereby waive their respective rights to any advance notice, delivery or other requirements for termination that are called for under each AGID Selling Agreement (to the extent not accomplished by the execution and delivery of this instrument).

     B. Notwithstanding the termination described in Section I.A., AGID and the Insurance Company shall continue to be responsible under each AGID Selling Agreement for making or causing to be made any

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          payments or reimbursements of fees, charges and expenses (including, without limitation, distribution and/or servicing fees and sub-transfer agency and other sub-administration fees) to the other party or to a third-party with respect to the Portfolios and Class(es) of shares covered by such AGID Selling Agreement where such fees, charges or expenses accrued and are payable with respect to periods ending prior to the Effective Date, provided, however, that if the Effective Date is after the Effective Date of Change of Fund Distributor, the Insurance Company agrees that any such payments owed by AGID may be made instead by PI in satisfaction of AGID's obligations under an AGID Selling Agreement. It is understood and agreed that any liability, indemnification or related obligations of AGID or the Insurance Company for breach of contract or otherwise arising under an AGID Selling Agreement with respect to alleged actions or omissions that occurred prior to the Effective Date shall survive the termination of the AGID Selling Agreement and continue to be the responsibility of AGID or the Insurance Company, as applicable. It is further understood and agreed that any liability, indemnification or related obligations of PI or the Intermediary for breach of contract or otherwise arising under a PI Selling Agreement with respect to alleged actions or omissions that occur on or after the Effective Date shall be the sole responsibility of PI or the Intermediary, as applicable, and not AGID or the Insurance Company, as applicable.

II.  ENTRY INTO PI SELLING AGREEMENTS

     A. With respect to each AGID Selling Agreement (for these purposes, each a "Corresponding AGID Agreement"), each of PI and Intermediary by their signatures below hereby enter into a separate PI Selling Agreement, the terms and conditions of which shall be the terms and conditions of the Corresponding AGID Agreement to the extent specified in and subject to the remainder of this Section II. and as otherwise provided herein. For these purposes, with respect to each PI Selling Agreement established hereunder, its Corresponding AGID Agreement is hereby incorporated by reference into and made a part of this Termination, Agreement and Amendment. Each such PI Selling Agreement shall be effective as of the Effective Date.

     B.   With respect to each such PI Selling Agreement:

          1. Except as specifically provided herein or the context clearly indicates otherwise, each of PI and Intermediary hereby agrees to, and agrees to be bound by, all terms and conditions specified in the Corresponding AGID Agreement assuming PI is substituted for AGID and the Intermediary is substituted for the Insurance Company as a party thereto, as such terms and conditions are used and applied in the PI Selling Agreement, such that PI shall under the PI Selling Agreement, on and after the Effective Date, be and have and/or be entitled to the responsibilities, duties, obligations, rights and benefits of the "Distributor," "Underwriter," "we," "us" or other defined term used to define and refer to AGID under the Corresponding AGID Agreement but with the Intermediary as the counterparty (in place of the Insurance Company) under the PI Selling Agreement; and Intermediary shall under the PI Selling Agreement, on and after the Effective Date, have and/or be entitled to the responsibilities, duties, obligations, rights and benefits the Insurance Company has under the Corresponding AGID Agreement but with PI as the counterparty (in place of AGID) under the PI Selling Agreement.

          2. Without limiting the generality of the foregoing, under the PI Selling Agreement, each of PI and Intermediary hereby:

              a. makes and agrees to all of the representations, warranties, covenants and undertakings made or agreed to by AGID or the Insurance Company, as applicable, under the Corresponding AGID Agreement (assuming PI is a party thereto in place of AGID and the Intermediary is a party thereto in place of the insurance Company) and represents and warrants that the same are or will be true and binding as of the Effective Date and will continue in full force and effect thereafter until further notice from one party to the other, as applicable;

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              b.  agrees to be responsible for and make or cause to be made, on and after the Effective Date, all payments and reimbursements of fees, charges and expenses (including, without limitation, distribution and/or servicing fees and sub-transfer agency and other sub-administration fees) with respect to the Portfolios and Class(es) of shares covered by the PI Selling Agreement to the other party or to a third-party where such fees, charges or expenses accrue and become payable on and after the Effective Date; and

              c. agrees to observe and be bound in all respects by the standard of care, liability, breach, indemnification, governing law, and related provisions applicable to AGID or the Insurance Company, as applicable, under the Corresponding AGID Agreement (assuming PI is a party thereto in place of AGID and the Intermediary is a party thereto in place of the Insurance Company) but not, by way of clarification, with respect to alleged actions or omissions of AGID or the Insurance Company that occurred under the Corresponding AGID Agreement (which shall continue to be governed by the Corresponding AGID Agreement and apply to AGID or the Insurance Company, as applicable).

     C. Any notice to be provided to PI under the PI Selling Agreement shall be provided to the address as shown below, and the applicable notice provisions of the Corresponding AGID Agreement as incorporated into the PI Selling Agreement are hereby revised accordingly:

          PIMCO Investments LLC
          1345 Avenue of the Americas
          New York, New York 10105
          Attention: Chief Legal Officer
          Telephone: (212) 739-3000
          Facsimile: (212) 739-3926
          E-mail: IntermediaryAgtReviewTeam@pimco.com

     D. PI and Intermediary understand and agree that each PI Selling Agreement established hereby, although so established pursuant to this single instrument, shall be treated for all purposes as a separate agreement from all other PI Selling Agreements, and the rights and responsibilities of each party under a PI Selling Agreement shall be several and not combined with or dependent or conditioned upon the rights and responsibilities of the parties under any other PI Selling Agreement.

III. OTHER

     A. This Termination, Agreement and Amendment may not be assigned or amended by any party without the consent of the other parties. For the avoidance of doubt, the particular assignment, amendment, termination and related terms and conditions of each AGID Selling Agreement, and each new PI Selling Agreement established pursuant to this Termination, Agreement and Amendment, shall govern any future assignment, amendment or termination of each such Agreement.

     B. Any notice to be provided to Intermediary under the PI Selling Agreement or any other agreement entered into between Intermediary and AGID or its affiliates shall be provided to the address identified on the signature page to this Agreement, and the applicable notice provisions of these agreements are hereby revised accordingly.

     C. If and to the extent that this Termination, Agreement and Amendment is deemed to constitute an assignment, novation or termination of an AGID Selling Agreement, the parties by their signatures below hereby consent, as applicable, to any such assignment, novation or termination, waive their respective rights to any advance notice or other requirements for the same that are called for under the AGID Selling Agreement (to the extent not accomplished by the execution and delivery of this Amendment and

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          Agreement), and agree that each PI Selling Agreement, upon its effectiveness as specified herein, is a newly effective and binding agreement among the parties thereto.

     D. Without limiting the scope of any privacy-related or similar agreement or term in an existing AGID Selling Agreement, each party to each PI Selling Agreement established hereby agrees to comply with all applicable laws and regulations related to the collection, storage, handling, processing and transfer of non-public personal information ("Applicable Laws"), including without limitation the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq., and to implement and maintain appropriate security measures to protect the confidentiality, security and integrity of non-public personal information in the manner provided for under and to the extent required by all such Applicable Laws (as applicable to PI and the Intermediary on and after the Effective Date).


IV.  COUNTERPARTS

     This Termination, Agreement and Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.


     IN WITNESS WHEREOF, the undersigned has caused this Termination, Agreement and Amendment to be executed as of November 16, 2010.

ALLIANZ GLOBAL INVESTORS                     PIMCO INVESTMENTS LLC
DISTRIBUTORS LLC

/s/ Robert Rokose                            /s/ Gregory A. Bishop
-----------------------------                ---------------------------------
By: Robert Rokose                            By: Gregory A. Bishop
Title: Managing Director                     Title: Head of Business Management


CUNA MUTUAL                                  CUNA BROKERAGE
INSURANCE SOCIETY                            SERVICES, INC.

/s/ James H. Metz                            /s/ James H. Metz
-----------------------------                ---------------------------------
By: James H. Metz                            By: James H. Metz
Title: Senior Vice President                 Title: President

Address and Related Information for Notices to CUNA Brokerage Services, Inc.:
----------------------------------------------------------------------------

Address:           5910 Mineral Point Road, Madison, WI 53705

Attention:         Legal Department

Telephone:         608.231.7533

Facsimile:         608.236.7533

E-mail:            diane.fisher@cunamutual.com

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